UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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HOUR LOOP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HOUR LOOP, INC.

8201 164th Ave. NE

Redmond, WA 98052-7615

June 22, 2026

Dear Stockholders:

Hour Loop, Inc. is holding a Virtual Annual Meeting (the “Annual Meeting”) on Monday, August 3, 2026 at 12:00 p.m., Eastern Time. You may attend the Annual Meeting, vote and submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/HOUR2026. You will need to provide your 16-digit control number that is on your proxy card. The formal Notice of Annual Meeting is set forth in the enclosed material.

The matters expected to be acted upon at the Annual Meeting are described in the attached Notice of Annual Meeting and Proxy Statement. Holders of record of Hour Loop, Inc.’s common stock at the close of business on June 4, 2026 are entitled to vote at the Annual Meeting.

It is important that your views be represented. Even if you plan to virtually attend the Annual Meeting, please vote on the matters to be considered in advance of the Annual Meeting. You may vote your proxy by telephone or via the Internet or by completing and returning the enclosed proxy card. Although we encourage you to complete and return a proxy prior to the Annual Meeting to ensure that your vote is counted, you can cast your vote at the virtual Annual Meeting. If you vote by proxy and also participate in the virtual Annual Meeting, there is no need to vote again at the Annual Meeting unless you wish to change your vote.

We appreciate your investment and interest in Hour Loop, Inc. and urge you to cast your vote as soon as possible.

Sincerely,

/s/ Sam Lai
Sam Lai
Chairman of the Board, Chief Executive Officer and Interim Chief Financial Officer

HOUR LOOP, INC.

8201 164th Ave. NE

Redmond, WA 98052-7615

NOTICE OF VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that Hour Loop, Inc., a Delaware corporation (“Hour Loop”), will hold a Virtual 2026 Annual Meeting of Stockholders (the “Annual Meeting”) on Monday, August 3, 2026, beginning at 12:00 p.m., Eastern Time, for the following purposes, which are described more fully in the accompanying Proxy Statement:

1.	To elect five directors nominated by Hour Loop’s Board of Directors, based on the recommendation of Hour Loop’s independent directors, to serve for a one-year term following approval by the stockholders at the Annual Meeting;

2.	To ratify the appointment of HTL International, LLC as Hour Loop’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and

3.	To transact such other business as may properly come before the Annual Meeting and/or any adjournment or postponement thereof.

Hour Loop’s Board of Directors has fixed the close of business on June 4, 2026 (the “Record Date”) as the record date for the determination of the stockholders entitled to vote at the Annual Meeting or any adjournments or postponements thereof. Only stockholders of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting.

By order of the Board of Directors,

/s/ Sam Lai
Chairman of the Board, Chief Executive Officer and Interim Chief Financial Officer

June 22, 2026

Your vote is very important. Even if you plan to virtually attend the Annual Meeting, we hope that you will read the Proxy Statement and vote on the matters to be considered in advance of the Annual Meeting. You may vote your proxy by telephone or via the Internet or by completing and returning the enclosed proxy card.

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HOUR LOOP, INC.

8201 164th Ave. NE

Redmond, WA 98052-7615

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Hour Loop, Inc., a Delaware corporation (the “Company,” “Hour Loop,” “we,” “our” or “us”), of proxies to be voted at our 2026 Virtual Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment or postponement of the Annual Meeting. The Annual Meeting will take place on Monday, August 3, 2026, beginning at 12:00 p.m., Eastern Time, at www.virtualshareholdermeeting.com/HOUR2026. You will need to provide your 16-digit control number that is on your proxy card to gain access to the Annual Meeting. Our Board urges you to promptly execute and return your proxy in the enclosed envelope, even if you plan to attend the Annual Meeting. This is designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.

Any stockholder submitting a proxy may revoke such proxy at any time prior to its exercise by notifying the Secretary of the Company, in writing, prior to the Annual Meeting. Any stockholder attending the Annual Meeting may revoke his or her proxy and vote personally by notifying the Secretary of the Company at the Annual Meeting.

This Proxy Statement, the Notice of Annual Meeting, and accompanying proxy are being furnished to holders of our common stock, par value $0.0001 per share, at the close of business on June 4, 2026 (the “Record Date”), the record date for the Annual Meeting. The Proxy Statement and form of proxy were first mailed or made available to stockholders on or about June 22, 2026. Web links and addresses contained in this Proxy Statement are provided for convenience only, and the content on the referenced websites does not constitute a part of this Proxy Statement.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Which items will be voted on at the Annual Meeting?

Stockholders will vote on the following items at the Annual Meeting:

1.	To elect five directors nominated by Hour Loop’s Board, based on the recommendation of Hour Loop’s independent directors, to serve for a one-year term following approval by the stockholders at the Annual Meeting;

2.	To ratify the appointment of HTL International, LLC (“HTL International”) as Hour Loop’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and

3.	To transact such other business as may properly come before the Annual Meeting and/or any adjournment or postponement thereof.

How does the Board recommend I vote on each of the proposals presented in this Proxy Statement?

The Board recommends a vote FOR the election of each of the director nominees to be members of the Board; and FOR Proposal 2 (ratification of the appointment of HTL International as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026).

Who is entitled to vote at the Annual Meeting?

Holders of our common stock as of the Record Date are entitled to receive the Notice of Annual Meeting and to vote their shares of common stock at the Annual Meeting. Holders of our common stock are entitled to one vote for each share of common stock held of record on the Record Date.

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How many shares of common stock are outstanding?

As of the Record Date, there were 35,191,890 shares of common stock issued and outstanding and entitled to be voted at the Annual Meeting.

How do I vote?

You can vote your shares in one of two ways: either by proxy or in person (virtually) at the Annual Meeting. If you choose to vote by proxy, you may do so via the Internet or by telephone, or by signing and returning the proxy card enclosed therein. Each of these procedures is explained below. Even if you plan to attend (virtually) the Annual Meeting, the Board recommends that you vote by proxy so your shares of common stock will be voted as directed by you if you are unable to attend the virtual Annual Meeting.

Because many stockholders will not attend the virtual Annual Meeting personally, it is necessary that a large number of stockholders be represented by proxy. By following the procedures for voting via the Internet or by telephone, or by signing and returning the enclosed proxy card, your shares can be voted at the virtual Annual Meeting in the manner indicated. If you sign and return your proxy card, but do not specify how you want your shares to be voted, they will be voted, in accordance with the Board’s recommendation on Proposals 1 and 2, and with respect to any other matter that may be presented at the Annual Meeting, in the discretion of the proxy holders named in your proxy card.

●	Voting via the Internet. You can vote your shares via the Internet by accessing www.virtualshareholdermeeting.com/HOUR2026 and following the instructions contained on that website. The Internet voting procedures are designed to authenticate your identity and to allow you to vote your shares and confirm that your voting instructions have been properly recorded. If you vote via the Internet, you do not need to mail a proxy card.

●	Voting by Telephone. You can vote your shares by telephone by calling the number provided on the voting website (www.proxyvote.com) and on the proxy card. The telephone voting procedures are designed to authenticate your identity and to allow you to vote your shares and confirm that your voting instructions have been properly recorded. If you vote via the telephone, you do not need to mail a proxy card.

●	Voting by Mail. You can vote by mail by filling out the enclosed proxy card and returning it per the instructions on the card.

What can I do if I change my mind after I vote?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

●	Giving written notice to the Corporate Secretary of the Company;

●	Delivering a valid, later-dated proxy in a timely manner; or

●	Voting at the virtual Annual Meeting.

If you are a beneficial owner of common stock, you may submit new voting instructions by contacting your broker, bank or other holder of record. All shares of common stock for which proxies have been properly submitted and not revoked will be voted at the Annual Meeting.

Where can I find the voting results?

We intend to announce the preliminary voting results at the Annual Meeting and will publish the final results in a Current Report on Form 8-K, which we will file with the Securities and Exchange Commission (the “SEC”) no later than four business days following the Annual Meeting. If the final voting results are unavailable in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to disclose the preliminary results and, within four business days after the final results are known, will file an additional Form 8-K with the SEC to disclose the final voting results.

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What is a quorum for the Annual Meeting?

The holders of a majority of our voting power, present (virtually) or represented by proxy, is necessary to constitute a quorum for the Annual Meeting. There were 35,191,890 shares of our common stock outstanding and entitled to vote on the Record Date. Therefore, a quorum will be present if 17,595,946 shares of common stock are present in person (virtually) or represented by proxy at the Annual Meeting.

Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, the chairman of the Annual Meeting may adjourn the Annual Meeting to another date.

What are broker non-votes?

Generally, a broker non-vote occurs when a bank, broker or other nominee that holds shares of common stock in “street name” for customers is precluded from exercising voting discretion on a particular proposal because (i) the beneficial owner has not instructed the bank, broker or other nominee how to vote, and (ii) the bank, broker or other nominee lacks discretionary voting power to vote the common stock. A bank, broker or other nominee does not have discretionary voting power with respect to the approval of “non-routine” matters absent specific voting instructions from the beneficial owners of the common stock.

On non-routine items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Proposal 1 (election of directors) is a non-routine item. If you do not give your broker instructions with regard to this proposal, brokers will not be permitted to vote your shares of common stock at the Annual Meeting in relation to this proposal.

Our management believes that Proposal 2 (ratification of the appointment of HTL International as our independent registered public accounting firm for the fiscal year ending December 31, 2026) is a “routine” matter for which brokers will have authority to vote your shares of common stock at the virtual Annual Meeting if you do not give instructions on how to vote your shares. Consequently, if customers do not give any direction, brokers will be permitted to vote shares of common stock at the Annual Meeting in relation to Proposal 2. Nevertheless, we encourage you to submit your voting instructions to your broker to ensure your shares of common stock are voted at the Annual Meeting.

What is the difference between holding common stock as a stockholder of record and as a beneficial owner?

If your common stock is registered in your name with our transfer agent, Nevada Agency and Transfer Company, you are the “stockholder of record” of those shares. The Notice of Annual Meeting, this Proxy Statement and any accompanying materials have been provided directly to you by Hour Loop.

If your shares of common stock are held through a broker, bank or other holder of record, you hold your common stock in “street name” and you are considered the “beneficial owner” of those shares of common stock. This Notice of Annual Meeting and Proxy Statement and any accompanying documents have been provided to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your common stock by using the voting instruction card or by following their instructions for voting by telephone or on the Internet.

What is the difference between “routine” and “non-routine” matters?

If you are a beneficial owner of shares held in a brokerage account and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange (the “NYSE”), which are also applicable to Nasdaq-listed companies, brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares on matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. A broker non-vote occurs when a broker, bank or other agent has not received voting instructions from the beneficial owner of the shares and the broker, bank or other agent cannot vote the shares because the matter is considered “non-routine” under NYSE rules. Proposal 1 (election of directors) is considered to be “non-routine” under NYSE rules such that your broker, bank or other agent may not vote your shares on those proposals in the absence of your voting instructions. Conversely, Proposal 2 (ratification of the appointment of HTL International as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026) is considered to be “routine” under NYSE rules and thus, if you do not return voting instructions to your broker, your shares may be voted by your broker in its discretion on Proposal 2.

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Because Proposal 1 is a “non-routine” matter for which brokers do not have authority to vote your shares at the Annual Meeting, we encourage you to submit your voting instructions to your broker to ensure your shares of common stock are voted on all proposals at the Annual Meeting.

How many votes are required to approve each of the proposals presented in this Proxy Statement, and how are votes counted?

●	Proposal 1. With respect to Proposal 1 (election of directors), each person receiving a majority of the votes cast (meaning that the number of votes cast “for” a director must exceed the votes cast “against” that director) will be deemed elected. “Abstain” votes and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of the director nominees.

●	Proposal 2. With respect to Proposal 2 (ratification of the appointment of HTL International as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026), adoption of this proposal requires the affirmative vote of the majority of the votes present and entitled to vote at the Annual Meeting (meaning the number of shares voted “for” a proposal must exceed the number of shares voted “against” such proposal). With respect to Proposal 2, you may vote “for,” “against” or “abstain” from voting on such proposal. Abstentions will have the effect of a vote “against” Proposal 2. Because broker non-votes are not considered present for the foregoing purpose, they will have no effect on the vote for Proposal 2.

The following table outlines the voting requirements applicable to each proposal being submitted for stockholder approval at the Annual Meeting, as well as the impact of abstentions and broker non-votes. Once a quorum is established, the following voting requirements and related effect of abstentions and broker non-votes on each item for stockholder approval apply.

Proposal	Voting Options	Board Recommendation	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of Broker Non-Votes
Proposal 1 – Election of Directors	“For,” “Against,” or “Abstain” for each nominee	FOR each nominee	Majority of the votes cast (more FOR votes than AGAINST votes)	None	None

Proposal 2 – Ratification of Appointment of HTL International	“For,” “Against,” or “Abstain”	FOR	Majority of the votes present and entitled to vote (more FOR votes than AGAINST votes)	None	None

How will my common stock be voted at the Annual Meeting?

At the Annual Meeting, the Board (the persons named in the proxy card or, if applicable, their substitutes) will vote your shares of common stock as you instruct. If you submit a proxy but do not indicate how you would like to vote your common stock, your shares will be voted as the Board recommends, which is as follows:

●	FOR Proposal 1 (election of directors); and

●	FOR Proposal 2 (ratification of the appointment of HTL International as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026).

What happens if stockholders approve one or more proposals but not others?

Approval of any one proposal is not dependent on stockholders approving any other proposal. Therefore, if stockholders approve one proposal, but not others, the approved proposal would still take effect. Also, if Proposal 2 (ratification of the appointment of HTL International as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026) is not approved, the audit committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the audit committee in its discretion may select a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interests of the Company and its stockholders.

Who will pay for the cost of the Annual Meeting and this proxy solicitation?

We will pay the costs associated with the Annual Meeting and solicitation of proxies, including the costs of transmitting the proxy materials. In addition to these mailed proxy materials, our directors and officers may also solicit proxies in person, by telephone or by other means of communication. Our directors and officers will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

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MATTERS TO COME BEFORE THE ANNUAL MEETING

PROPOSAL 1—ELECTION OF DIRECTORS

Officers, Directors and Director Nominees

Our Board is comprised of five directors. Our Board has determined in its business judgment that three of our five directors (Hillary (Hui-Chong) Bui, Minghui (Alan) Gao, and Michael Lenner) are independent directors of the Company within the meaning of the rules of The Nasdaq Stock Market (“Nasdaq”), the Sarbanes-Oxley Act of 2002, as amended (“SOX”), and related SEC rules. Therefore, a majority of the members of our Board consists of independent directors.

Based on the recommendation of our independent directors, the Board recommends a vote FOR the following directors:

Sam Lai

Sau Kuen (Maggie) Yu

Hillary (Hui-Chong) Bui

Minghui (Alan) Gao

Michael Lenner

If re-elected, Messrs. Lai, Gao and Lenner, Ms. Yu and Ms. Bui will serve until the 2027 annual meeting of stockholders or until their successors are duly elected and qualified, or their earlier death, resignation or removal. If any of these nominees is unavailable for election, an event which the Board does not presently anticipate, the persons named in the enclosed proxy intend to vote the proxies solicited hereby FOR the election of such other nominee or nominees as may be nominated by the Board.

Vote Required

Election of each director requires the affirmative vote of the majority of the votes cast at the Annual Meeting (i.e. the number of votes cast “for” a director must exceed the votes cast “against” that director). “Abstain” votes and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of the director nominees.

Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF MR. LAI, MS. YU, MS. BUI, MR. GAO AND MR. LENNER.

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Below is biographical and other information about the nominees for election as director, including information concerning the particular experience, qualifications, attributes and/or skills that led the independent directors and the Board to determine that the nominee should serve as a director, or each director should continue to serve as a director, as the case may be.

Sam Lai. Mr. Lai, age 43, has served as our Chief Executive Officer and been a member of our Board of Directors since June 2013 and our Chairman of Board since April 2021. He has served as our Interim Chief Financial Officer since March 29, 2022. He is a seasoned software engineer who has designed and built software and code from the ground up at Hour Loop, Inc., Amazon.com, Inc., UnifiedEdge, Inc., Kits, and Applied Research Labs for the past 18 years. From December 2009 through June 2017, Mr. Lai served as a Software Development Engineer for Amazon.com, Inc. From March 2009 through December 2009, he served as a Senior Java Developer at UnifiedEdge, Inc. From February 2007 through March 2009, Mr. Lai served as a Senior Java Developer at Kits. From September 2005 through February 2007, he served as a Software Development Engineer for Amazon.com, Inc. From March 2003 through January 2004, Mr. Lai served as a Research Engineer Scientist Assistant at Applied Research Labs. Mr. Lai graduated with a Bachelor Degree in Computer Science from University of Texas at Austin in 2003 and a Masters Degree in Computer Science from University of California, San Diego in 2004. Mr. Lai does not hold, and has not previously held, any directorships in any other reporting companies.

Sau Kuen (Maggie) Yu. Ms. Yu, age 48, has served as our Senior Vice President and has been a member of our Board of Directors since June 2013. Since graduating from University of California, San Diego until June 2013, Ms. Yu has no employment history. Ms. Yu graduated with a Bachelor Degree in Computer Science from University of California, San Diego in 2004. Ms. Yu does not hold, and has not previously held, any directorships in any other reporting companies.

Hilary (Hui-Chong) Bui. Ms. Bui, age 40, has been an independent member of our Board of Directors since February 20, 2023. Since November 2022, Ms. Bui has served as the Senior Finance Manager–North America and US Retail FP&A of Starbucks Corporation. She joined Starbucks Corporation in 2015 and has served various positions including Finance Manager and Business Analysis Manager of different divisions before being promoted to the current position. From 2011 to 2015, Ms. Bui served as Senior Finance Analyst and Finance Analyst in different divisions of General Mills, Inc. From 2007 to 2011, Ms. Bui served as Senior Assurance Associate of PricewaterhouseCoopers, LLP. Ms. Bui graduated with a bachelor’s degree of Accounting from the University of Minnesota in 2007. Ms. Bui does not hold, and has not previously held, any directorships in any other reporting companies.

Minghui (Alan) Gao. Mr. Gao, age 52, has been an independent member of our Board of Directors since October 6, 2021. Since October 2021, Mr. Gao has served as the Chief Technology Officer of Cue Health, Inc. From January 2018 to October 2021, he served as the Chief Technology Officer of PillPack (which was acquired by Amazon Pharmacy). From October 2016 to January 2018, Mr. Gao served as the Director of Prime Video at Amazon.com. From September 2013 to October 2016, he served as Engineering Director of Seller Services at Amazon.com. From September 2011 to September 2013, Mr. Gao served as the Chief Technology Officer and Senior Vice President of Product and Engineering at Xiu.com, an e-commerce company in China. From November 2008 through June 2011, he served as Engineering Director at Amazon.cn in China. From October 2007 to November 2008, Mr. Gao served as Senior Manager, Software Development at Amazon.com. From November 2006 to October 2007, he served as a Software Development Manager at Amazon.com. From April 2001 to November 2006, Mr. Gao served as Software Design Engineer and Development Lead. Mr. Gao graduated with a Masters Degree in Computer Science from Baylor university in 1999. Mr. Gao does not hold, and has not previously held, any directorships in any other reporting companies.

Michael Lenner. Mr. Lenner, age 47, has been an independent member of our Board of Directors since June 1, 2021. Since May 2018, Mr. Lenner has served as Vice President, Software Engineering, Disney Streaming Services at The Walt Disney Company. From August 2017 through May 2018, he served as Vice President, Software Engineering at BAMTECH Media. From July 2014 through August 2017, Mr. Lenner served as Vice President, Software Engineering and Senior Director, Software Engineering at Major League Baseball Advanced Media. From February 2011 through June 2014, he served as the Vice President, Engineering at H. Bloom. Mr. Lenner graduated with a Bachelor of Arts Degree in Physics from Binghamton University and a Masters of Science Degree in Computer Science from Columbia University. Mr. Lenner does not hold, and has not previously held, any directorships in any other reporting companies.

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Family Relationships

Mr. Lai, our Chairman of the Board, Chief Executive Officer and Interim Chief Financial Officer, and Ms. Yu, our Senior Vice President and member of our Board, are married.

Involvement in Certain Legal Proceedings

No executive officer, member of the board of directors or control person of our Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

Corporate Governance

Controlled Company and Director Independence

The “controlled company” exception to the Nasdaq rules provides that a company of which more than 50% of the voting power is held by an individual, group or another company, a “controlled company,” need not comply with certain requirements of the Nasdaq corporate governance rules. As stated above, Sam Lai, the Chairman of the Board, Chief Executive Officer and Interim Chief Financial Officer of the Company, and Maggie Yu, Senior Vice President of the Company and a member of the Board, who are husband and wife, together beneficially own 33,410,142 shares of the Company’s common stock, representing approximately 94.80% of the voting power of the Company’s outstanding common stock. As a result, we are a “controlled company” under the Nasdaq corporate governance standards. As a controlled company, we do not have to comply with certain corporate governance requirements under the Nasdaq rules, including the following:

●	A majority of our Board of Directors to consist of “independent directors” as defined by the applicable Nasdaq rules and regulations;

●	The compensation of our executive officers to be determined, or recommended to the Board of Directors for determination, by independent directors constituting a majority of the independent directors of the Board in a vote in which only independent directors participate or by a Compensation Committee comprised solely of independent directors; and

●	That director nominees to be selected, or recommended to the Board of Directors for selection, by independent directors constituting a majority of the independent directors of the Board in a vote in which only independent directors participate or by a nomination committee comprised solely of independent directors.

We intend to avail itself of each of these exemptions. More specifically, a majority of our Board of Directors will not consist of independent directors and we will not have a compensation committee or a nominating and corporate governance committee. Therefore, for as long as we remain a “controlled company,” we will not have the same protections afforded to stockholders of companies that are subject to all of these corporate governance requirements. If at any time we cease to be a “controlled company” under the Nasdaq rules, our Board of Directors will take all action necessary to comply with the Nasdaq corporate governance rules, including establishing certain committees composed entirely of independent directors, subject to a permitted “phase-in” period.

Notwithstanding our status as a controlled company, we will remain subject to the Nasdaq corporate governance standard that requires us to have an audit committee with at least three independent directors as well as composed entirely of independent directors. As a result, we were required, at the time of listing on Nasdaq, to have at least one independent director on our audit committee, at least two independent directors within 90 days of listing on Nasdaq, and at least three independent directors within one year of listing on Nasdaq, where at least one of the independent directors qualifies as an audit committee financial expert under SEC rules and as a financially sophisticated audit committee member under the Nasdaq rules.

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Our Board of Directors has affirmatively determined that two of our five directors (Sam Lai and Maggie Yu) are non-independent directors and three of our five directors (Hilary Bui, Alan Gao and Michael Lenner) are independent directors. Our audit committee consists of the three independent directors: Ms. Bui, Mr. Gao and Mr. Lenner. Ms. Bui is the chair of the audit committee and qualifies as an audit committee financial expert under SEC rules and as a financially sophisticated audit committee member under the Nasdaq rules.

Board Leadership Structure and Board’s Role in Risk Oversight

We have not separated the positions of Chairman of the Board and Chief Executive Officer. Mr. Lai has served as our Chairman of the Board of Directors since April 2021 and Chief Executive Officer since June 2013. We believe that combining the positions of Chairman and Chief Executive Officer allows for focused leadership of our organization which benefits us in our relationships with investors, customers, suppliers, employees and other constituencies. We believe that consolidating our leadership under Mr. Lai is the appropriate leadership structure for our Company and that any risks inherent in that structure are balanced by the oversight of the independent directors on our Board. However, no single leadership model is right for all companies and at all times. The Board recognizes that depending on the circumstances, other leadership models, such as the appointment of a lead independent director, might be appropriate. Accordingly, the Board may periodically review its leadership structure. In addition, the Board holds executive sessions in which only independent directors are present.

Our Board is generally responsible for the oversight of corporate risk in its review and deliberations relating to our activities. Our principal source of risk falls into two categories, financial and product commercialization. The audit committee oversees management of financial risks; our Board regularly reviews information regarding our cash position, liquidity and operations, as well as the risks associated with each. The Board regularly reviews plans, results and potential risks related to our business. The Board is also expected to oversee risk management as it relates to our compensation plans, policies and practices for all employees including executives and directors, particularly whether our compensation programs may create incentives for our employees to take excessive or inappropriate risks which could have a material adverse effect on the Company.

Our Board of Directors and its Committees

Our business and affairs are managed under the direction of our Board. The number of directors is fixed by our Board, subject to our articles of incorporation and our bylaws. Currently, our Board consists of five directors.

During the fiscal year ended December 31, 2025, the Board held four meetings.  Each of our directors attended at least 75% of all the meetings of the Board and those committees on which he or she served during the fiscal year ended December 31, 2025, either in person or telephonically. Our Board encourages all members to attend stockholder meetings, but has not adopted a formal policy regarding attendance. One member of our Board attended the 2025 annual meeting of stockholders.

Our Board has established one standing committee—the audit committee—which operates under a charter that has been approved by our Board. We have appointed persons to the Board and to the audit committee meeting the corporate governance requirements of the Nasdaq Listing Rules.

Audit Committee

We have established an audit committee which consists of three independent directors: Mr. Lenner, Mr. Gao, and Ms. Bui. Ms. Bui is the chair of the audit committee. and qualifies as an “audit committee financial expert.” Our audit committee adopted a written charter, a copy of which is posted on the Corporate Governance section of our website, at https://ir.hourloop.com/corporate-governance/documents-charters. The audit committee did not hold any formal meetings during the fiscal year ended December 31, 2025.

Our audit committee is authorized to:

●	Approve and retain the independent auditors to conduct the annual audit of our financial statements;
●	Review the proposed scope and results of the audit;

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●	Review and pre-approve audit and non-audit fees and services;
●	Review accounting and financial controls with the independent auditors and our financial and accounting staff;
●	Review and approve transactions between us and our directors, officers and affiliates;
●	Recognize and prevent prohibited non-audit services;
●	Establish procedures for complaints received by us regarding accounting matters; and
●	Oversee internal audit functions, if any.

Compensation Committee

Because we are a “controlled company” within the meaning of the Nasdaq corporate governance standards, we are not required to have, and do not currently have, a compensation committee.

If and when we are no longer a “controlled company” within the meaning of the Nasdaq corporate governance standards, we will be required to establish a compensation committee. We anticipate that such a compensation committee would consist of three directors who will be “independent” under the rules of the SEC, subject to the permitted “phase-in” period pursuant to Nasdaq rules.

This compensation committee would:

●	Review and determine the compensation arrangements for management;
●	Establish and review general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals;
●	Administer our incentive compensation and benefit plans and purchase plans;
●	Oversee the evaluation of the Board and management; and
●	Review the independence of any compensation advisers.

Upon formation of a compensation committee, we would expect to adopt a compensation committee charter defining the committee’s primary duties in a manner consistent with the rules of the SEC and Nasdaq standards.

Nominating and Corporate Governance Committee

Because are a “controlled company” within the meaning of the Nasdaq corporate governance standards, we are not required to have, and do not currently have, a nominating and corporate governance committee.

If and when we are no longer a “controlled company” within the meaning of the corporate governance standards of Nasdaq, we will be required to establish a nominating and corporate governance committee. We anticipate that such a nominating and corporate governance committee would consist of three directors who will be “independent” under the rules of the SEC, subject to the permitted “phase-in” period pursuant to Nasdaq rules.

The functions of the nominating and corporate governance committee, among other things, would include:

●	Identifying individuals qualified to become Board members and recommending directors;
●	Nominees and Board members for committee membership;
●	Developing and recommending to our Board corporate governance guidelines;
●	Review and determine the compensation arrangements for directors; and
●	Overseeing the evaluation of our Board and its committees and management.

Upon formation of a nominating and corporate governance committee, we would expect to adopt a nominating and corporate governance committee charter defining the committee’s primary duties in a manner consistent with the rules of the SEC and Nasdaq standards.

Director Nominations

Our full Board of Directors recommends candidates for nomination for election at the annual meeting of the stockholders. We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the Board of Directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

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Procedures for Recommending, Nominating and Evaluating Director Candidates

The Board will consider director candidates recommended by stockholders. A stockholder who wishes to recommend a director candidate for nomination by the Board at an annual meeting of stockholders or for vacancies of the Board that arise between annual meetings must provide the Board with sufficient written documentation to permit a determination by the Board whether such candidate meets the required and desired director selection criteria set forth in our bylaws. A stockholder may nominate one or more persons for election as a director at an annual meeting of stockholders if the stockholder complies with the notice and information provisions contained in our bylaws. Such notice must be in writing to our company not less than 90 days and not more than 120 days prior to the anniversary date of the preceding year’s annual meeting of stockholders or as otherwise required by requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, stockholders furnishing such notice must be a holder of record on both (i) the date of delivering such notice and (ii) the record date for the determination of stockholders entitled to vote at such meeting. Such documentation and the name of the director candidate should be sent by U.S. mail to:

Hour Loop, Inc. Board of Directors

c/o Hour Loop, Inc.

Attention: Corporate Secretary

8201 164th Ave. NE #200

Redmond, WA 98052-7615

Our full Board recommends candidates for nomination for election at the annual meeting of the stockholders. We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the Board considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

The Board is authorized to use, as it deems appropriate or necessary, an outside consultant to identify and screen potential director candidates. No outside consultants were used during the fiscal year ended December 31, 2025 to identify or screen potential director candidates. The Board will reassess the qualifications of a current director, including the director’s attendance and contributions at Board and committee meetings, prior to recommending a director for reelection.

Code of Ethics

We have adopted a Code of Ethics and Business Conduct that meets the requirements of SOX Section 406 and applies to all of our directors, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, and any person performing similar functions) and employees. The Code of Ethics and Business Conduct is available on our website at https://ir.hourloop.com/corporate-governance/documents-charters.

We are required to disclose any amendment to, or waiver from, a provision of our code of ethics applicable to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions. We intend to use our website as a method of disseminating this disclosure, as permitted by applicable SEC rules. Any such disclosure will be posted to our website within four business days following the date of any such amendment to, or waiver from, a provision of our code of ethics.

Procedures for Contacting the Board

The Board has established a process for stockholders and other interested parties to send written communications to the Board, the non-management directors, a particular committee or to individual directors, as applicable. Such communications should be sent by U.S. mail addressed to:

Hour Loop, Inc. Board of Directors

c/o Hour Loop, Inc.

Attention: Corporate Secretary

8201 164th Ave. NE #200

Redmond, WA 98052-7615

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The Board has instructed the Corporate Secretary to promptly forward all communications so received to the full Board, the non-management directors or the individual Board member(s) specifically addressed in the communication. Comments or questions regarding our accounting, internal controls or auditing matters, our compensation and benefit programs, or the nomination of directors and other corporate governance matters will remain with the full Board.

Depending on the subject matter, the Company’s Corporate Secretary will:

●	Forward the communication to the director or directors to whom it is addressed;
●	Attempt to handle the inquiry directly, for example, where it is a request for information about our Company or if it is a stock-related matter; or
●	Not forward the communication if it is primarily commercial in nature or if it relates to a topic that is not relevant to the Board or a particular committee or is otherwise improper.

Compensation Committee Interlocks and Insider Participation

Because we are a “controlled company” within the meaning of Nasdaq corporate governance standards, we are not required to have, and do not currently have, a compensation committee. None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on our board or compensation committee. No member of our board is an executive officer of a company in which one of our executive officers serves as a member of the board of directors or compensation committee of that company.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial statements of beneficial ownership, statements of changes in beneficial ownership and annual statement of changes in beneficial ownership with respect to their ownership of the Company’s securities, on Form 3, 4 and 5, respectively. Executive officers, directors and greater than 10% shareholders are required by the SEC regulations to furnish our Company with copies of all Section 16(a) reports they file.

Based solely on a review of the copies of such forms that were received by us, or written representations from certain reporting persons, we are not aware of any failures to file reports or report transactions in a timely manner during the most recent fiscal year or prior fiscal years that were not previously reported, except as set forth below. Each of Messrs. Lai, Gao and Lenner, Ms. Yu and Ms. Bui failed to timely file one Form 4, each of which related to one transaction.

Limitation on Liability and Indemnification of Officers and Directors

Our certificate of incorporation provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, except to the extent such exemption from liability or limitation thereof is not permitted by the Delaware General Corporation Law (“DGCL”).

Our certificate of incorporation also permits us to maintain insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions and the insurance are necessary to attract and retain talented and experienced officers and directors.

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EXECUTIVE COMPENSATION

2025 Summary Compensation Table

The following summary compensation table provides information regarding the compensation earned during our fiscal years ended December 31, 2025 and 2024 to certain of our executive officers, who we collectively refer to as our “named executive officers”, or “NEOs”.

Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Sam Lai	2025	500,000	600,000	-	-	-	-	18,218	(1)	$1,118,218
Chief Executive Officer and Interim Chief Financial Officer	2024	500,000	600,000	-	-	-	-	15,546	(2)	1,115,546

Maggie Yu	2025	450,000	550,000	-	-	-	-	19,774	(3)	1,019,774
Senior Vice President	2024	450,000	550,000	-	-	-	-	16,991	(4)	1,016,991

(1)	Includes healthcare benefits and 401(k) contribution of $10,174 and $8,044, respectively, for the fiscal year ended December 31, 2025.
(2)	Includes healthcare benefits and 401(k) contribution of $8,827 and $6,719, respectively, for the fiscal year ended December 31, 2024.
(3)	Includes healthcare benefits and 401(k) contribution of $11,730 and $8,044, respectively, for the fiscal year ended December 31, 2025.
(4)	Includes healthcare benefits and 401(k) contribution of $10,332 and $6,659, respectively, for the fiscal year ended December 31, 2024.

Employment Agreements

On May 27, 2021, we entered into an Executive Employment Agreement with each of Mr. Lai and Ms. Yu. Mr. Lai’s agreement, as amended, provides that he will serve as the Chief Executive Officer of the Company and Ms. Yu’s agreement, as amended, provides that she will serve as the Senior Vice President of the Company.

Each of the employment agreements, as amended, has a three-year term, which automatically extends for additional terms of one year each unless either the Company or the applicable executive provides notice to the other party of their desire to not so renew term. Each of the employment agreements, as amended, is “at will,” meaning that either the executive or the Company may terminate the executive’s employment at any time and for any reason, subject to certain payments and other actions as set forth below.

Mr. Lai’s agreement provided for an initial annual base salary of $500,000, and Ms. Yu’s agreement provided for an initial annual base salary of $450,000. Each of the base salaries may be subject to annual adjustments as determined in the discretion of the Board.

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On February 26, 2024, we entered into Addendum No. 3 (the “Lai Addendum No. 3”) to Executive Employment Agreement, as amended, with Mr. Lai. Pursuant to the terms of the Lai Addendum No. 3, Mr. Lai’s bonus targets and payments were set as follows:

●	If the Company achieves breakeven (net profits (excluding taxes) is at least $0) during the 2024 fiscal year, Mr. Lai will receive a bonus equal to 50% of base salary.

●	If the Company grows its net profits (excluding taxes) to at least $500,000 during the 2024 fiscal year, Mr. Lai will receive a bonus equal to 100% of base salary.

In addition, pursuant to the terms of the Lai Addendum No. 3, Mr. Lai was entitled to receive a guaranteed bonus of $100,000 on December 27, 2024.

Also on February 26, 2024, we entered into Addendum No. 3 (the “Yu Addendum No. 3”) to Executive Employment Agreement, as amended, with Ms. Yu. Pursuant to the terms of the Yu Addendum No. 3, Ms. Yu’s bonus targets and payments were set as follows:

●	If the Company acquires at least 100 new vendors during the 2024 fiscal year, Ms. Yu will receive a bonus equal to 50% of base salary.

●	If the Company acquires at least 135 new vendors during the 2024 fiscal year, Ms. Yu will receive a bonus equal to 100% of base salary.

In addition, pursuant to the terms of the Yu Addendum No. 3, Ms. Yu was entitled to receive a guaranteed bonus of $100,000 on December 27, 2024.

On March 14, 2025, we entered into Addendum No. 4 (the “Lai Addendum No. 4”) to Executive Employment Agreement, as amended, with Mr. Lai. Pursuant to the terms of the Lai Addendum No. 4, Mr. Lai’s bonus targets and payments were set as follows:

●	If the Company grows its net profits (excluding taxes and executives’ bonuses) to at least $500,000 during the 2025 fiscal year, Mr. Lai will receive a bonus equal to 50% of base salary.

●	If the Company grows its net profits (excluding taxes and executives’ bonuses) to at least $1,000,000 during the 2025 fiscal year, Mr. Lai will receive a bonus equal to 100% of base salary.

In addition, pursuant to the terms of the Lai Addendum No. 4, Mr. Lai was entitled to receive a guaranteed bonus of $100,000 on December 22, 2025.

Also on March 14, 2025, we entered into Addendum No. 4 (the “Yu Addendum No. 4”) to Executive Employment Agreement, as amended, with Ms. Yu. Pursuant to the terms of the Yu Addendum No. 4, Ms. Yu’s bonus targets and payments were set as follows:

●	If the Company acquires at least 100 new vendors during the 2025 fiscal year, Ms. Yu will receive a bonus equal to 50% of base salary.

●	If the Company acquires at least 135 new vendors during the 2025 fiscal year, Ms. Yu will receive a bonus equal to 100% of base salary.

In addition, pursuant to the terms of the Yu Addendum No. 4, Ms. Yu was entitled to receive a guaranteed bonus of $100,000 on December 22, 2025.

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On August 5, 2025, we entered into Addendum No. 5 (the “Lai Addendum No. 5”) to Executive Employment Agreement, as amended, with Mr. Lai. Pursuant to the terms of the Lai Addendum No. 5, Mr. Lai’s bonus targets and payments were revised from Addendum No. 4, as follows:

●	If the Company grows its net profits (excluding taxes and executives’ bonuses) to at least $1,000,000 during the 2025 fiscal year, Mr. Lai will receive a bonus equal to 50% of base salary.

●	If the Company grows its net profits (excluding taxes and executives’ bonuses) to at least $2,000,000 during the 2025 fiscal year, Mr. Lai will receive a bonus equal to 100% of base salary.

In addition, pursuant to the terms of the Lai Addendum No. 5, Mr. Lai was entitled to receive a guaranteed bonus of $100,000 on December 27, 2024.

Also on August 5, 2025, we entered into Addendum No. 5 (the “Yu Addendum No. 5”) to Executive Employment Agreement, as amended, with Ms. Yu. Pursuant to the terms of the Yu Addendum No. 5, Ms. Yu’s bonus targets and payments were revised from Addendum No. 4, as follows:

●	If the Company grows its net profits (excluding taxes and executives’ bonuses) to at least $1,000,000 during the 2025 fiscal year, Mr. Lai will receive a bonus equal to 50% of base salary.

●	If the Company grows its net profits (excluding taxes and executives’ bonuses) to at least $2,000,000 during the 2025 fiscal year, Mr. Lai will receive a bonus equal to 100% of base salary.

In addition, pursuant to the terms of the Yu Addendum No. 5, Ms. Yu was entitled to receive a guaranteed bonus of $100,000 on December 27, 2024.

On February 24, 2026, we entered into Addendum No. 6 (the “Lai Addendum No. 6”) to Executive Employment Agreement, as amended, with Mr. Lai. Pursuant to the terms of the Lai Addendum No. 6, Mr. Lai’s bonus targets and payments were revised from Addendum No. 5, as follows:

●	If the Company grows its net profits (excluding taxes and executives’ bonuses) to at least $750,000 during the 2026 fiscal year, Mr. Lai will receive a bonus equal to 50% of base salary.

●	If the Company grows its net profits (excluding taxes and executives’ bonuses) to at least $1,500,000 during the 2026 fiscal year, Mr. Lai will receive a bonus equal to 100% of base salary.

In addition, pursuant to the terms of the Lai Addendum No. 6, Mr. Lai is entitled to receive a guaranteed bonus of $100,000 on December 22, 2026.

Also on February 24, 2026, we entered into Addendum No. 6 (the “Yu Addendum No. 6”) to Executive Employment Agreement, as amended, with Ms. Yu. Pursuant to the terms of the Yu Addendum No. 6, Ms. Yu’s bonus targets and payments were revised from Addendum No. 5, as follows:

●	If the Company acquires at least 100 new vendors during the 2026 fiscal year, Ms. Yu will receive a bonus equal to 50% of base salary.

●	If the Company acquires at least 135 new vendors during the 2026 fiscal year, Ms. Yu will receive a bonus equal to 100% of her base salary.

In addition, pursuant to the terms of the Yu Addendum No. 6, Ms. Yu is entitled to receive a guaranteed bonus of $100,000 on December 22, 2026.

On May 15, 2026, we entered into Addendum No. 7 (the “Lai Addendum No. 7”) to Executive Employment Agreement, as amended, with Mr. Lai. Pursuant to the terms of the Lai Addendum No. 7, Mr. Lai’s 2026 bonus targets and payments were revised as follows:

●	If the Company grows its net profits (excluding taxes and executives’ bonuses) to at least $1,000,000 during the 2026 fiscal year, Mr. Lai will receive a bonus equal to 50% of base salary.
●	If the Company grows its net profits (excluding taxes and executives’ bonuses) to at least $2,000,000 during the 2026 fiscal year, Mr. Lai will receive a bonus equal to 100% of base salary.

In addition, pursuant to the terms of the Lai Addendum No. 7, Mr. Lai is entitled to receive a guaranteed bonus of $100,000 on December 22, 2026.

Also on May 15, 2026, we entered into Addendum No. 7 (the “Yu Addendum No. 7”) to Executive Employment Agreement, as amended, with Ms. Yu. Pursuant to the terms of the Yu Addendum No. 7, Ms. Yu’s 2026 bonus targets and payments were revised as follows:

●	If the Company grows its net profits (excluding taxes and executives’ bonuses) to at least $1,000,000 during the 2026 fiscal year, Ms. Yu will receive a bonus equal to 50% of base salary.
●	If the Company grows its net profits (excluding taxes and executives’ bonuses) to at least $2,000,000 during the 2026 fiscal year, Ms. Yu will receive a bonus equal to 100% of her base salary.

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In addition, pursuant to the terms of the Yu Addendum No. 7, Ms. Yu is entitled to receive a guaranteed bonus of $100,000 on December 22, 2026.

Each of Mr. Lai’s and Ms. Yu’s agreements, as amended, provides that if at the Company’s request the executive attends any trade shows, events, or meetings which are independent of the executive’s responsibility under the applicable agreement, the Company will pay the executive $1,000 in cash per full day for such attendance or $500 in cash for a half day.

Each of Mr. Lai’s and Ms. Yu’s agreements, as amended, provides that at the end of each calendar quarter during the term, we will issue to the applicable executive a number of shares of common stock having a fair market value of $3,000 as of such date (with any partial quarter being pro-rated). The market value of the shares is determined as follows: (a) if the common stock is then listed for trading on the OTC Markets or a United States national securities exchange (as applicable, the “Trading Market”), the daily volume weighted average closing price of the common stock during the 20 trading day period immediately prior to the calculation date, (b) if the common stock is not then listed or quoted for trading on a Trading Market, and if prices for the common stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc., the most recent bid price per share of the common stock so reported, or (c) in all other cases, the fair market value of a share of common stock as is determined in good faith by the Board, without the involvement of the executive if the executive is then serving on the Board, after taking into consideration factors it deems appropriate. A “Trading Day” is any day on which the Trading Market is generally open for business and on which the common stock is then traded.

Mr. Lai’s and Ms. Yu’s agreements, as amended, each provides that they will be entitled to fringe benefits consistent with the practices of the Company, and to the extent we provide similar benefits to our executive officers; that we will reimburse each of them for all reasonable and necessary out-of-pocket business, entertainment and travel expenses incurred in connection with the performance of their duties; that they are entitled to a number of vacation days as generally provided to other executive officers from time to time; and that they are each, together with their spouses and legal dependents, entitled to participate equally in the health, dental and other benefit plans, which are available to our senior managers.

Mr. Lai’s and Ms. Yu’s agreements, as amended, provide for different results and payments on termination, based on whether the applicable agreement was terminated by the Company with or without “Cause”, or by the applicable executive with or without “Good Reason”.

For purposes of their agreements, “Cause” means any of the following:

●	a violation of any material written rule or policy of the Company for which violation any employee may be terminated pursuant to the written policies of the Company reasonably applicable to an executive employee;

●	misconduct by the executive to the material detriment of the Company;

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●	the executive’s conviction (by a court of competent jurisdiction, not subject to further appeal) of, or pleading guilty to, a felony;

●	the executive’s gross negligence in the performance of their duties and responsibilities to the Company as described in the applicable agreement; or

●	the executive’s material failure to perform their duties and responsibilities to the Company as described in the agreement (other than any such failure resulting from the their incapacity due to physical or mental illness or any such failure subsequent to the executive being delivered a notice of termination without Cause by the Company or delivering a notice of termination for Good Reason to the Company), in either case after written notice from the Board (in the case of Mr. Lai) or from the Chief Executive Officer (in the case of Ms. Yu), which specifies the nature of such material failure and the executive’s failure to cure such material failure within 10 days following receipt of such notice.

For purposes of their agreements, “Good Reason” means any of the following:

●	a material diminution by the Company of compensation and benefits (taken as a whole) provided to the executive;

●	a reduction in base salary or target or maximum bonus, other than as part of an across-the-board reduction in salaries of management personnel;

●	the relocation of the executive’s principal executive office to a location more than 50 miles further from the executive’s principal executive office immediately prior to such relocation; or

●	a material breach by the Company of any of the terms and conditions of the applicable employment agreement which the Company fails to correct within 10 days after the Company receives written notice from the executive of such violation.

In the event that we terminate the applicable agreement for “Cause”, or the applicable executive terminates their agreement without “Good Reason”, then we will pay to the applicable executive any unpaid base salary and benefits then owed or accrued, and any unreimbursed expenses, will issue to the applicable executive the shares as described above (i.e., the $3,000 of value of shares per calendar quarter) which have accrued as of such date; and any unvested portion of any equity granted to the applicable executive will be forfeited.

In the event that we terminate the applicable agreement without “Cause”, or the applicable executive terminates their agreement for “Good Reason”, in addition to the payments and issuances above, we will pay to the applicable executive, in one lump sum, an amount equal to the base salary that they would have been paid for the remainder of the initial three-year term (if such termination occurs during that initial term) or the one year renewal term (if such termination occurs during a renewal term), as applicable, and any equity grant already made to the executive shall, to the extent not already vested, be deemed automatically vested.

Pursuant to their agreements, as amended, in the event of Mr. Lai’s or Ms. Yu’s death or total disability, the applicable agreement will terminate on the date of death or total disability and we will pay to the applicable executive (or their estate) any unpaid base salary and benefits then owed or accrued and any unreimbursed expenses for which we have agreed to reimburse the applicable executive, plus a pro-rata bonus for the year of termination based on the executive’s target bonus for such year and the portion of such year in which the executive was employed through the date of such termination; and any unvested portion of any equity granted to the applicable executive will be forfeited as of the termination date.

If it is determined that any payment or benefit provided to either Mr. Lai or Ms. Yu under their respective agreements, as amended, would constitute an “excess parachute payment” within the meaning of section 280G of the Code, such that the payment would be subject to an excise tax (the “Excise Tax”) under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), we will pay to the applicable executive an additional amount (the “Gross-Up Payment”) such that the net amount of the Gross-Up Payment retained by the applicable executive after the payment of any Excise Tax and any federal, state and local income and employment tax on the Gross-Up Payment, will be equal to the Excise Tax due on the payment and any interest and penalties in respect of such Excise Tax. For purposes of determining the amount of the Gross-Up Payment, the applicable executive will be deemed to pay federal income tax and employment taxes at the highest marginal rate of federal income and employment taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the applicable executive’s residence (or, if greater, the state and locality in which the applicable executive is required to file a nonresident income tax return with respect to the payment) in the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes that may be obtained from the deduction of such state and local taxes.

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As a result of the uncertainty in the application of sections 4999 and 280G of the Code, it is possible that the Gross-Up Payments either will have been made which should not have been made, or will not have been made which should have been made, by the Company (an “Excess Gross-Up Payment” or a “Gross-Up Underpayment,” respectively). If it is established pursuant to (A) a final determination of a court for which all appeals have been taken and finally resolved or the time for all appeals has expired, or (B) an Internal Revenue Service (the “IRS”) proceeding which has been finally and conclusively resolved, that an Excess Gross-Up Payment has been made, such Excess Gross-Up Payment shall be deemed for all purposes to be a loan to the executive made on the date the executive received the Excess Gross-Up Payment and the executive shall repay the Excess Gross-Up Payment to the Company either (i) on demand, if the executive is in possession of the Excess Gross-Up Payment or (ii) upon the refund of such Excess Gross-Up Payment to the executive from the IRS, if the IRS is in possession of such Excess Gross-Up Payment, together with interest on the Excess Gross-Up Payment at (X) 120% of the applicable federal rate (as defined in Section 1274(d) of the Code) compounded semi-annually for any period during which the executive held such Excess Gross-Up Payment and (Y) the interest rate paid to the executive by the IRS in respect of any period during which the IRS held such Excess Gross-Up Payment. If a Gross-Up Underpayment occurs as determined under one or more of the following circumstances: (I) such determination is made by the Company (which shall include the position taken by the Company, together with its consolidated group, on its federal income tax return) or is made by the IRS, (II) such determination is made by a court, or (III) such determination is made upon the resolution to the executive’s satisfaction of the Dispute, then the Company shall pay an amount equal to the Gross-Up Underpayment to the executive within ten calendar days of such determination or resolution, together with interest on such amount at 120% of the applicable federal rate compounded semi-annually from the date such amount should have been paid to the executive pursuant to the terms of his or her employment agreement or otherwise, but for the operation of Section 4(c) of the employment agreements, until the date of payment.

Each of the two employment agreements, as amended, also contains a non-solicitation provision, wherein the executive agrees that, during the term of their agreement and for three years thereafter, the executive will not, directly or indirectly solicit or discuss with any of our employees, the employment of such Company employee by any other commercial enterprise other than Company, nor recruit, attempt to recruit, hire or attempt to hire any such Company employee on behalf of any commercial enterprise other than Company, provided that this provision will not prohibit the applicable executive from undertaking a general recruitment advertisement provided that it is not targeted towards any person identified above, or from hiring, employing or engaging any such person who responds to that general recruitment advertisement.

Each of the two employment agreements, as amended, also provides that, during the term, the applicable executive will be entitled to indemnification and insurance coverage for officers’ liability, fiduciary liability and other liabilities arising out of the executive’s position with the Company in any capacity, in an amount not less than the highest amount available to any other executive, and that such coverage and protections, with respect to the various liabilities as to which the executive has been customarily indemnified prior to termination of employment, will continue for at least six years following the end of the applicable term.

Each of the two employment agreements, as amended, contains customary representations and warranties by the parties, a provision for resolution of disputes by arbitration, customary confidentiality provisions, customary provisions relating to our ownership of intellectual property created by the applicable executive, and other customary miscellaneous provisions.

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Director Agreements

On June 1, 2021; October 6, 2021; and February 20, 2023 we entered into Director Agreements with Ms. Gui, Mr. Mr. Gao, and Mr. Lenner, respectively, in connection with their services as directors of the Company.

Pursuant to their respective agreements, each of Messrs. Gao and Lenner and Ms. Bui agreed to serve as a director of the Company and to be available to perform the duties consistent with such position pursuant to the Certificate and Bylaws of the Company, and any additional codes, guidelines or policies of the Company that may be effective now or in the future. Each of the agreements continues in effect until the earliest of (a) such time as the applicable director resigns or is removed from office and (b) the death of the director.

Each agreement provides that, during the term of the applicable agreement, in exchange for their services, the Company shall issue to the applicable director a number of shares of common stock having a fair market value of $3,000 as of such date (with any partial quarter being pro-rated). The market value of the shares is determined in the same manner as for the executive’s employment agreements as discussed above.

Each of the directors’ agreements provides that if at the Company’s request the director attends any trade shows, events, or meetings which are independent of the director’s responsibility under the applicable agreement, the Company will pay the director $1,000 in cash per full day for such attendance or $500 in cash for a half day.

The director agreements provide that, during the applicable term, the Company will reimburse the applicable director for all reasonable out-of-pocket expenses incurred by them in attending any in-person meetings, provided that the director complies with the generally applicable policies, practices and procedures of the Company for submission of expense reports, receipts or similar documentation of such expenses. Any reimbursements for allocated expenses (as compared to out-of-pocket expenses of the director in excess of $500) must be approved in advance by the Company.

Each of the director agreements contains customary confidentiality provisions, customary provisions relating to the Company’s ownership of intellectual property created by the applicable director, customary representations and warranties by the parties and other customary miscellaneous provisions.

Elements of Compensation

Mr. Lai and Ms. Yu were provided with the following primary elements of compensation in 2025 and 2024:

Base Salary. Mr. Lai and Ms. Yu received a fixed base salary in an amount determined by the Board of Directors based on a number of factors, including:

●	The nature, responsibilities and duties of the officer’s position;

●	The officer’s expertise, demonstrated leadership ability and prior performance;

●	The officer’s salary history and total compensation, including annual cash bonuses and long-term incentive compensation; and

●	The competitiveness of the market for the officer’s services.

The base salary for each of Mr. Lai and Ms. Yu for 2025 and 2024 is listed in “—2025 Summary Compensation Table.”

Bonuses. For the year ended December 31, 2025, we paid Mr. Lai and Ms. Yu a bonus of $600,000 and $550,000, respectively. For the year ended December 31, 2024, the Company paid Mr. Lai and Ms. Yu a bonus of $600,000 and $550,000, respectively.

The bonuses for 2025 and 2024 were determined based on peer comparable compensation paid in the Seattle, Washington area reported by www.salary.com (https://www.salary.com/tools/salary-calculator/ceo/seattle-wa?view=table&type=bonus). According to www.salary.com, the CEO salary and bonus range in Seattle was $712,296 to $3,436,010 as updated on February 1, 2026. The $1,100,000 and $1,100,000 compensation (base salary and bonus) paid to Mr. Lai for 2025 and 2024, respectively, fell within such range and we believed such compensation to be reasonable due to the revenue growth in the Company in 2025 and 2024, respectively, due in large part to Mr. Lai’s leadership.

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According to www.salary.com (https://www.salary.com/tools/salary-calculator/coo/seattle-wa?view=table&type=bonus), the salary and bonus range for Chief Operating Officer in Seattle was $418,929 and $1,609,384, as updated February 1, 2026. The $1,000,000 and $1,000,000 compensation (base salary and bonus) paid to Ms. Yu for 2025 and 2024, respectively, fell within such range and we believed to be reasonable due to Ms. Yu being instrumental in delivering revenue growth and high growth of new vendors to the Company in 2025 and 2024, respectively.

Stock Awards. On January 2, 2024, we issued 2,139 shares of common stock to each of Sam Lai, Maggie Yu, Michael Lenner, Douglas Branch, Alan Gao and Hillary Bui, with a fair market value of $1.4025 per share as compensation for the services as executives or directors of the Company pursuant to the terms of their respective Executive Employment Agreements or Director Agreements.

On March 29, 2024, we issued 2,251 shares of common stock to each of Sam Lai, Maggie Yu, Michael Lenner, Douglas Branch, Alan Gao and Hillary Bui, with a fair market value of $1.3330 per share as compensation for the services as executives or directors of the Company pursuant to the terms of their respective Executive Employment Agreements or Director Agreements.

On July 1, 2024, we issued 2,946 shares of common stock to each of Sam Lai, Maggie Yu, Michael Lenner, Douglas Branch, Alan Gao and Hillary Bui with a fair market value of $1.0185 per share as compensation for the services as executives or directors of the Company pursuant to the terms of their respective Executive Employment Agreements or Director Agreements. Subsequently, on July 22, 2024, Mr. Branch resigned his position as a member of our Board of Directors.

On July 25, 2024, following Mr. Branch’s resignation, we issued 6,000 shares of restricted common stock to Mr. Branch as compensation for services rendered.

On October 1, 2024, we issued 2,196 shares of common stock to each of Sam Lai, Maggie Yu, Michael Lenner, Alan Gao and Hillary Bui, with a fair market value of $1.3660 per share as compensation for the services as executives or directors of the Company pursuant to the terms of their respective Executive Employment Agreements or Director Agreements.

On January 2, 2025, the Company issued 1,596 shares of Company common stock to each of Sam Lai, Maggie Yu, Michael Lenner, Alan Gao and Hillary Bui, with a fair market value of $1.8799 per share as compensation for the services as executives or directors of the Company pursuant to the terms of their respective Executive Employment Agreements or Director Agreements with the Company.

On April 1, 2025, the Company issued 1,750 shares of Company common stock to each of Sam Lai, Maggie Yu, Michael Lenner, Alan Gao and Hillary Bui, with a fair market value of $1.7140 per share as compensation for the services as executives or directors of the Company pursuant to the terms of their respective Executive Employment Agreements or Director Agreements with the Company.

On July 2, 2025, the Company issued 2,275 shares of Company common stock to each of Sam Lai, Maggie Yu, Michael Lenner, Alan Gao and Hillary Bui, with a fair market value of $1.3185 per share as compensation for the services as executives or directors of the Company pursuant to the terms of their respective Executive Employment Agreements or Director Agreements with the Company.

On October 3, 2025, the Company issued 951 shares of Company common stock to each of Sam Lai, Maggie Yu, Michael Lenner, Alan Gao and Hillary Bui, with a fair market value of $3.1530 per share as compensation for the services as executives or directors of the Company pursuant to the terms of their respective Executive Employment Agreements or Director Agreements with the Company.

Subsequent to December 31, 2025, the Company issued additional shares to its officers and directors as follows: (i) on January 5, 2026, the Company issued 1,514 shares of Company common stock to each of Sam Lai, Maggie Yu, Hillary Bui, Alan Gao and Michael Lenner as compensation for their services as executives or directors of the Company; and (ii) on April 6, 2026, the Company issued 1,600 shares of Company common stock to each of Sam Lai, Maggie Yu, Hillary Bui, Alan Gao and Michael Lenner as compensation for their services as executives or directors of the Company.

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Other Benefits. In fiscal years 2025 and 2024, Mr. Lai and Ms. Yu were reimbursed for healthcare expenses. The amounts paid to Mr. Lai and Ms. Yu in 2025 and 2024 in respect of these benefits is reflected above in the “All Other Compensation” column of the Summary Compensation Table.

2021 Equity Incentive Plan

Overview

The Board of Directors and stockholders holding a majority of the Company’s voting capital approved and adopted the 2021 Plan on June 27, 2021. The 2021 Plan is administered by the Board or one or more committees appointed by the Board or another committee (“Administrator”). The Administrator, in its discretion, selects the individuals to whom awards may be granted, the time or times at which such awards are granted, and the terms of such awards. The 2021 Plan authorizes us to grant stock options, stock appreciation rights, restricted shares, restricted share unit, cash awards, other awards, and performance-based awards. Awards may be granted to our officers, employees, directors and consultants.

The purpose of the 2021 Plan is to promote the success of the Company and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons. The Board may, at any time, terminate or, from time to time, amend, modify or suspend the 2021 Plan, in whole or in part. To the extent then required by applicable law or any applicable stock exchange or required under the Code to preserve the intended tax consequences of the 2021 Plan, or deemed necessary or advisable by the Board, the 2021 Plan and any amendment to the 2021 Plan shall be subject to stockholder approval. Unless earlier terminated by the Board, the 2021 Plan will terminate 10 years from the date of adoption.

Authorized Shares

A total of 4,995,000 shares of the Company’s common stock were originally authorized for issuance pursuant to the 2021 Plan. Pursuant to the terms of the 2021 Plan and subject to adjustment as provided in the 2021 Plan, the maximum aggregate number of shares that may be issued under the 2021 Plan were cumulatively increased on January 1, 2022 and will be cumulatively increased on each subsequent January 1, by a number of shares equal to the smaller of (i) 3% of the number of shares of common stock issued and outstanding on the immediately preceding December 31, or (ii) an amount determined by the Board. As of March 24, 2026, there were 9,152,213 shares available for issuance under the 2021 Plan.

Additionally, if any award issued pursuant to the 2021 Plan expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an exchange program, as provided in the 2021 Plan, or, with respect to restricted stock, RSUs, performance units or performance shares, is forfeited to or repurchased by the Company due to the failure to vest, the unpurchased shares (or for awards other than stock options or stock appreciation rights the forfeited or repurchased shares) which were subject thereto will become available for future grant or sale under the 2021 Plan (unless the 2021 Plan has terminated). With respect to stock appreciation rights, only shares actually issued pursuant to a stock appreciation right will cease to be available under the 2021 Plan; all remaining shares under stock appreciation rights will remain available for future grant or sale under the 2021 Plan (unless the 2021 Plan has terminated). Shares that have actually been issued under the 2021 Plan under any award will not be returned to the 2021 Plan and will not become available for future distribution under the 2021 Plan; provided, however, that if shares issued pursuant to awards of restricted stock, RSUs, performance shares or performance units are repurchased by the Company or are forfeited to the Company due to the failure to vest, such shares will become available for future grant under the 2021 Plan. Shares used to pay the exercise price of an award or to satisfy the tax withholdings related to an award will become available for future grant or sale under the 2021 Plan. To the extent an award under the 2021 Plan is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the 2021 Plan.

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Notwithstanding the foregoing and, subject to adjustment as provided in the 2021 Plan, the maximum number of shares that may be issued upon the exercise of incentive stock options will equal the aggregate share number stated above, plus, to the extent allowable under Section 422 of the Code and regulations promulgated thereunder, any shares that become available for issuance under the 2021 Plan in accordance with the foregoing.

Plan Administration

The Board or one or more committees appointed by the Board will administer the 2021 Plan. In addition, if we determine it is desirable to qualify transactions under the 2021 Plan as exempt under Rule 16b-3 of the Exchange Act such transactions will be structured with the intent that they satisfy the requirements for exemption under Rule 16b-3. Subject to the provisions of the 2021 Plan, the Administrator has the power to administer the 2021 Plan and make all determinations deemed necessary or advisable for administering the 2021 Plan, including the power to determine the fair market value of the Company’s common stock, select the service providers to whom awards may be granted, determine the number of shares covered by each award, approve forms of award agreements for use under the 2021 Plan, determine the terms and conditions of awards (including the exercise price, the time or times at which the awards may be exercised, any vesting acceleration or waiver or forfeiture restrictions and any restriction or limitation regarding any award or the shares relating thereto), construe and interpret the terms of the 2021 Plan and awards granted under it, prescribe, amend and rescind rules relating to the 2021 Plan, including creating sub-plans and modify or amend each award, including the discretionary authority to extend the post-termination exercisability period of awards (provided that no option or stock appreciation right will be extended past its original maximum term), and to allow a participant to defer the receipt of payment of cash or the delivery of shares that would otherwise be due to such participant under an award. The Administrator also has the authority to allow participants the opportunity to transfer outstanding awards to a financial institution or other person or entity selected by the Administrator and to institute an exchange program by which outstanding awards may be surrendered or cancelled in exchange for awards of the same type which may have a higher or lower exercise price or different terms, awards of a different type or cash, or by which the exercise price of an outstanding award is increased or reduced. The Administrator’s decisions, interpretations and other actions are final and binding on all participants.

Eligibility

Awards under the 2021 Plan, other than incentive stock options, may be granted to employees (including officers) of the Company or a subsidiary, members of our Board, or consultants engaged to render bona fide services to the Company or a subsidiary. Incentive stock options may be granted only to employees of the Company or a subsidiary.

Stock Options

Stock options may be granted under the 2021 Plan. The exercise price of options granted under the 2021 Plan generally must at least be equal to the fair market value of our common stock on the date of grant. The term of each option will be as stated in the applicable award agreement; provided, however, that the term may be no more than 10 years from the date of grant. The Administrator will determine the methods of payment of the exercise price of an option, which may include cash, shares or other property acceptable to the administrator, as well as other types of consideration permitted by applicable law. After the termination of service of an employee, director or consultant, they may exercise their option for the period of time stated in their option agreement. In the absence of a specified time in an award agreement, if termination is due to death or disability, the option will remain exercisable for 12 months. In all other cases, in the absence of a specified time in an award agreement, the option will remain exercisable for three months following the termination of service. An option may not be exercised later than the expiration of its term. Subject to the provisions of the 2021 Plan, the Administrator determines the other terms of options.

Stock Appreciation Rights

Stock appreciation rights may be granted under the 2021 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of the Company’s common stock between the exercise date and the date of grant. Stock appreciation rights may not have a term exceeding 10 years. After the termination of service of an employee, director or consultant, they may exercise their stock appreciation right for the period of time stated in their stock appreciation right agreement. In the absence of a specified time in an award agreement, if termination is due to death or disability, the stock appreciation rights will remain exercisable for 12 months. In all other cases, in the absence of a specified time in an award agreement, the stock appreciation rights will remain exercisable for three months following the termination of service. However, in no event may a stock appreciation right be exercised later than the expiration of its term. Subject to the provisions of the 2021 Plan, the Administrator determines the other terms of stock appreciation rights, including when such rights become exercisable and whether to pay any increased appreciation in cash or with shares of the Company’s common stock, or a combination thereof, except that the per share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant.

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Restricted Stock

Restricted stock may be granted under the 2021 Plan. Restricted stock awards are grants of shares of the Company’s common stock that vest in accordance with terms and conditions established by the Administrator. The administrator will determine the number of shares of restricted stock granted to any employee, director or consultant and, subject to the provisions of the 2021 Plan, will determine the terms and conditions of such awards. The administrator may impose whatever conditions to vesting it determines to be appropriate (for example, the administrator may set restrictions based on the achievement of specific performance goals or continued service to the Company); provided, however, that the administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have voting and dividend rights with respect to such shares upon grant without regard to vesting, unless the Administrator provides otherwise. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture.

Restricted Stock Units

RSUs may be granted under the 2021 Plan. RSUs are bookkeeping entries representing an amount equal to the fair market value of one share of the Company’s common stock. Subject to the provisions of the 2021 Plan, the administrator determines the terms and conditions of RSUs, including the vesting criteria and the form and timing of payment. The administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit or individual goals (including continued employment or service), applicable federal or state securities laws or any other basis determined by the administrator in its discretion. The administrator, in its sole discretion, may pay earned RSUs in the form of cash, in shares of the Company’s common stock or in some combination thereof. Notwithstanding the foregoing, the administrator, in its sole discretion, may accelerate the time at which any vesting requirements will be deemed satisfied.

Performance Units and Performance Shares

Performance units and performance shares may be granted under the 2021 Plan. Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. The Administrator will establish performance objectives or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number or the value of performance units and performance shares to be paid out to participants. The administrator may set performance objectives based on the achievement of Company-wide, divisional, business unit or individual goals (including continued employment or service), applicable federal or state securities laws or any other basis determined by the administrator in its discretion. After the grant of a performance unit or performance share, the administrator, in its sole discretion, may reduce or waive any performance criteria or other vesting provisions for such performance units or performance shares. Performance units shall have an initial dollar value established by the administrator on or prior to the grant date. Performance shares shall have an initial value equal to the fair market value of the Company’s common stock on the grant date. The Administrator, in its sole discretion, may pay earned performance units or performance shares in the form of cash, in shares or in some combination thereof.

Non-Employee Directors

The 2021 Plan provides that all non-employee directors will be eligible to receive all types of awards (except for incentive stock options) under the 2021 Plan. The 2021 Plan includes a maximum limit of $750,000 of equity awards that may be granted to a non-employee director in any fiscal year, increased to $1,500,000 in connection with his or her initial service. For purposes of this limitation, the value of equity awards is based on the grant date fair value (determined in accordance with accounting principles generally accepted in the United States). Any equity awards granted to a person for their services as an employee, or for their services as a consultant (other than as a non-employee director), will not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to our non-employee directors.

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Non-transferability of Awards

Unless the administrator provides otherwise, the 2021 Plan generally does not allow for the transfer of awards and only the recipient of an award may exercise an award during their lifetime. If the Administrator makes an award transferable, such award will contain such additional terms and conditions as the Administrator deems appropriate.

Certain Adjustments

In the event of certain changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the 2021 Plan, the Administrator will adjust the number and class of shares that may be delivered under the 2021 Plan or the number, and price of shares covered by each outstanding award and the numerical share limits set forth in the 2021 Plan.

Dissolution or Liquidation

In the event of the Company’s proposed liquidation or dissolution, the administrator will notify participants as soon as practicable and all awards will terminate immediately prior to the consummation of such proposed transaction.

Merger or Change in Control

The 2021 Plan provides that in the event of the Company’s merger with or into another corporation or entity or a “change in control” (as defined in the 2021 Plan), each outstanding award will be treated as the administrator determines, including, without limitation, that (i) awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a participant, that the participant’s awards will terminate upon or immediately prior to the consummation of such merger or change in control; (iii) outstanding awards will vest and become exercisable, realizable or payable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon consummation of such merger or change in control and, to the extent the administrator determines, terminate upon or immediately prior to the effectiveness of such merger or change in control; (iv) (A) the termination of an award in exchange for an amount of cash or property, if any, equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the administrator determines in good faith that no amount would have been attained upon the exercise of such award or realization of the participant’s rights, then such award may be terminated by the Company without payment) or (B) the replacement of such award with other rights or property selected by the administrator in its sole discretion; or (v) any combination of the foregoing. The administrator will not be obligated to treat all awards, all awards a participant holds, or all awards of the same type, similarly. In the event that awards (or portion thereof) are not assumed or substituted for in the event of a merger or change in control, the participant will fully vest in and have the right to exercise all of their outstanding options and stock appreciation rights, including shares as to which such awards would not otherwise be vested or exercisable, all restrictions on restricted stock and RSUs will lapse and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, in all cases, unless specifically provided otherwise under the applicable award agreement or other written agreement between the participant and the Company or any of the Company’s subsidiaries or parents, as applicable. If an option or stock appreciation right is not assumed or substituted in the event of a merger or change in control, the administrator will notify the participant in writing or electronically that the option or stock appreciation right will be exercisable for a period of time determined by the administrator in its sole discretion and the vested option or stock appreciation right will terminate upon the expiration of such period.

For awards granted to an outside director, the outside director will fully vest in and have the right to exercise all of their outstanding options and stock appreciation rights, all restrictions on restricted stock and RSUs will lapse and, for awards with performance-based vesting, unless specifically provided for in the award agreement, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met.

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Clawback

Awards will be subject to any Company clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable laws. The Administrator also may specify in an award agreement that the participant’s rights, payments or benefits with respect to an award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events. The Board may require a participant to forfeit, return or reimburse the Company all or a portion of the award or shares issued under the award, any amounts paid under the award and any payments or proceeds paid or provided upon disposition of the shares issued under the award in order to comply with such clawback policy or applicable laws.

Amendment and Termination

The Administrator has the authority to amend, suspend or terminate the 2021 Plan provided such action does not impair the existing rights of any participant. The 2021 Plan automatically will terminate on June 27, 2031, unless it is terminated sooner.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in its sole determination. Our Board of Directors reserves the right to pay our executives or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock-based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

Our Board of Directors may grant incentive bonuses to our executive officers and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-Term, Stock-Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy, we may award our executives and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Party Transactions

Under Item 404 of SEC Regulation S-K, a related person transaction is any actual or proposed transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, including those involving indebtedness not in the ordinary course of business, to which we or our subsidiaries were or are a party, or in which we or our subsidiaries were or are a participant, in which the amount involved exceeded or exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which any of our directors, nominees for director, executive officers, beneficial owners of more than 5% of any class of our voting securities (a “significant stockholder”), or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest.

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We recognize that transactions between us and any of our directors or executives or with a third party in which one of our officers, directors or significant stockholders has an interest can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than the best interests of our Company and stockholders.

The audit committee is charged with responsibility for reviewing, approving and overseeing any transaction between the Company and any related person (as defined in Item 404 of Regulation S-K), including the propriety and ethical implications of any such transactions, as reported or disclosed to the audit committee by the independent auditors, employees, officers, members of the Board, or otherwise, and to determine whether the terms of the transaction are not less favorable to us than could be obtained from an unaffiliated party.

From time to time, we engage in transactions with related parties. The following is a summary of the related party transactions during the fiscal years ended December 31, 2025 and 2024, and any proposed transactions, requiring disclosure pursuant to Item 404 of Regulation S-K.

Affiliated Loans

From time to time, we receive loans and advances from our stockholders to fund our operations. As of December 31, 2025, we had a total of $3,810,418 due to related parties, which included $2,660,418 in stockholder payables and $1,150,000 accrued for bonuses. As of December 31, 2024, we had a total of $4,192,995 due to related parties, which included $3,499,418 in stockholder payables and $693,577 accrued for bonuses. While stockholder payables are generally non-interest bearing and payable on demand, we and our stockholders entered into loan agreements for loans with terms over one year.

On July 27, 2021, the Company, Mr. Lai and Ms. Yu entered into a loan agreement with a principal amount of $4,170,418. The loan is subordinated. As amended, the loan matures on December 31, 2026 and has an annual interest rate of 4.75%.

Issuances

On January 2, 2025, the Company issued 1,596 shares of Company common stock to each of Sam Lai, Maggie Yu, Michael Lenner, Alan Gao and Hillary Bui, with a fair market value of $1.8799 per share as compensation for the services as executives or directors of the Company pursuant to the terms of their respective Executive Employment Agreements or Director Agreements with the Company.

On April 1, 2025, the Company issued 1,750 shares of Company common stock to each of Sam Lai, Maggie Yu, Michael Lenner, Alan Gao and Hillary Bui, with a fair market value of $1.7140 per share as compensation for the services as executives or directors of the Company pursuant to the terms of their respective Executive Employment Agreements or Director Agreements with the Company.

On July 2, 2025, the Company issued 2,275 shares of Company common stock to each of Sam Lai, Maggie Yu, Michael Lenner, Alan Gao and Hillary Bui, with a fair market value of $1.3185 per share as compensation for the services as executives or directors of the Company pursuant to the terms of their respective Executive Employment Agreements or Director Agreements with the Company.

On October 3, 2025, the Company issued 951 shares of Company common stock to each of Sam Lai, Maggie Yu, Michael Lenner, Alan Gao and Hillary Bui, with a fair market value of $3.1530 per share as compensation for the services as executives or directors of the Company pursuant to the terms of their respective Executive Employment Agreements or Director Agreements with the Company.

On January 5, 2026, the Company issued 1,514 shares of Company common stock to each of Sam Lai, Maggie Yu, Hillary Bui, Alan Gao and Michael Lenner as compensation for their services as executives or directors of the Company.

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On April 6, 2026, the Company issued 1,600 shares of Company common stock to each of Sam Lai, Maggie Yu, Hillary Bui, Alan Gao and Michael Lenner as compensation for their services as executives or directors of the Company.

Director Independence

As a Nasdaq-listed company, we are required to comply with Nasdaq’s continued listing standards.

Controlled Company and Director Independence

The “controlled company” exception to the Nasdaq rules provides that a company of which more than 50% of the voting power is held by an individual, group or another company, a “controlled company,” need not comply with certain requirements of the Nasdaq corporate governance rules. As stated above, Sam Lai, the Chairman of the Board, Chief Executive Officer and Interim Chief Financial Officer of the Company, and Maggie Yu, Senior Vice President of the Company and a member of the Board, who are husband and wife, together beneficially own 33,410,142 shares of the Company’s common stock, representing approximately 94.80%  of the voting power of the Company’s outstanding common stock. As a result, the Company is a “controlled company” under the Nasdaq corporate governance standards. As a controlled company, we do not have to comply with certain corporate governance requirements under the Nasdaq rules, including the following:

●	A majority of the Company’s Board to consist of “independent directors” as defined by the applicable Nasdaq rules and regulations;
●	The compensation of the Company’s executive officers to be determined, or recommended to the Board for determination, by independent directors constituting a majority of the independent directors of the Board in a vote in which only independent directors participate or by a Compensation Committee comprised solely of independent directors; and
●	That director nominees to be selected, or recommended to the Board for selection, by independent directors constituting a majority of the independent directors of the Board in a vote in which only independent directors participate or by a nomination committee comprised solely of independent directors.

The Company intends to avail itself of each of these exemptions. More specifically, a majority of the Company’s Board will not consist of independent directors and the Company will not have a compensation committee or a nominating and corporate governance committee. Therefore, for as long as the Company remains a “controlled company,” the Company will not have the same protections afforded to stockholders of companies that are subject to all of these corporate governance requirements. If at any time the Company ceases to be a “controlled company” under the Nasdaq rules, the Company’s Board will take all action necessary to comply with the Nasdaq corporate governance rules, including establishing certain committees composed entirely of independent directors, subject to a permitted “phase-in” period.

Notwithstanding the Company’s status as a controlled company, the Company will remain subject to the Nasdaq corporate governance standard that requires the Company to have an audit committee with at least three independent directors as well as composed entirely of independent directors. As a result, the Company was required, at the time of listing on Nasdaq, to have at least one independent director on our audit committee, at least two independent directors within 90 days of listing on Nasdaq, and at least three independent directors within one year of listing on Nasdaq, where at least one of the independent directors qualifies as an audit committee financial expert under SEC rules and as a financially sophisticated audit committee member under the Nasdaq rules.

The Board has affirmatively determined that two of its five directors (Sam Lai and Maggie Yu) are non-independent directors of the Company and three of its five directors (Hillary Bui, Alan Gao and Michael Lenner) are independent directors of the Company. The Company’s audit committee consists of the three independent directors: Messrs. Gao and Lenner and Ms. Bui. Ms. Bui is the chair of the audit committee. and qualifies as an audit committee financial expert under SEC rules and as a financially sophisticated audit committee member under the Nasdaq rules.

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PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF

THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

HTL International has served as our independent registered public accounting firm since September 13, 2023. Our Board is asking stockholders to ratify the appointment of HTL International as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Although the Company is not required to submit this appointment to a vote of the stockholders, the audit committee believes that it is appropriate as a matter of policy to request that stockholders ratify the appointment of HTL International as independent registered public accounting firm. If the stockholders do not ratify the appointment, the audit committee will investigate the reasons for stockholder rejection and consider whether to retain HTL International or will appoint another independent registered public accounting firm. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would d be in the best interests of the Company and its stockholders.

A representative of HTL International is not expected to be present virtually at the Annual Meeting.

The following table shows the fees that were billed for the audit and other services provided by HTL International for the fiscal years ended December 31, 2025 and 2024.

	Year Ended December 31,
	2025	2024
Audit Fees	$176,463	$168,750
Audit-Related Fees	$-	$-
Tax Fees	$-	$-
All Other Fees	$-	$-
Total	$176,463	$168,750

Audit Fees. Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by our independent registered public accounting firm in connection with regulatory filings. The above amounts include interim procedures and audit fees, as well as attendance at Audit Committee meetings.

Audit-Related Fees. Audit-related services consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax Fees. Tax fees consist of fees billed for tax planning services and tax advice. The board of directors must specifically approve all other tax services.

All Other Fees. Other services are services provided by the independent registered public accounting firm that do not fall within the established audit, audit-related, and tax services categories. The board of directors preapproves specified other services that do not fall within any of the specified prohibited categories of services.

Pre-Approval Policy

All of the foregoing services were pre-approved by our audit committee. Our audit committee will pre-approve all auditing services and permitted non-audit services to be performed for us by our auditors, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by the audit committee prior to the completion of the audit).

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REPORT OF THE AUDIT COMMITTEE

The primary function of the audit committee is to assist the Board in its oversight of the Company’s financial reporting processes. Management is responsible for the Company’s financial statements and overall reporting process, including the system of internal controls. The independent auditors are responsible for conducting annual audits and quarterly reviews of the Company’s financial statements and expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles.

The audit committee submits the following report pursuant to the SEC rules:

●	The audit committee has reviewed and discussed with management and with HTL International, the Company’s independent registered public accounting firm, the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2025 (the “2025 Financial Statements”).
●	HTL International has advised the management of the Company and the audit committee that it has discussed with them all the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
●	The audit committee has received from HTL International the written disclosures and the letter required by applicable requirements of the PCAOB regarding HTL International’s communications with the audit committee concerning independence and has discussed HTL International’s independence with them, and based on this evaluation and discussion, recommended that HTL International be selected as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2026.
●	Based upon the aforementioned review, discussions and representations of HTL International, the audit committee recommended to the Board that the 2025 Financial Statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Submitted by the Audit Committee of the Board of Directors:

Hillary (Hui-Chong) Bui, Chair
Minghui (Alan) Gao
Michael Lenner

Vote Required

The affirmative vote of the majority of the votes present and entitled to vote at the Annual Meeting (i.e. the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal) is required to ratify the appointment of HTL International as our independent registered public accounting firm for the fiscal year ending December 31, 2026. You may vote “for,” “against” or “abstain” from voting on Proposal 2. Abstentions will have the effect as a vote “against” Proposal 2. Because broker non-votes are not considered present for the foregoing purpose, they will have no effect on the vote on Proposal 2.

Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF HTL INTERNATIONAL AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

30

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of the Record Date by:

●	Each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
●	Each of our current named executive officers and directors that beneficially own shares of our common stock; and
●	All of our executive officers and directors as a group.

All such information provided by the stockholders who are not executive officers or directors reflects their beneficial ownership as of the Record Date. Unless otherwise indicated, the owners have sole voting and investment power with respect to their respective shares. Unless otherwise noted below, the address for each beneficial owner listed on the table is c/o Hour Loop, Inc., 8201 164th Ave. NE #200, Redmond, WA 98052-7615.

Name and Address of Beneficial Owner	Number and Nature of Shares Beneficially Owned		Percentage of Outstanding Common Stock (1)
Directors and Executive Officers:
Sam Lai	33,410,142	(2)	94.80%
Sau Kuen (Maggie) Yu	33,410,142	(2)	94.80%
Hillary (Hui-Chong) Bui	23,524		*
Minghui (Alan) Gao	29,008		*
Michael Lenner	30,049		*
All executive officers and directors as a group (5 persons)	33,492,723		95.04%

*	less than 1%.

(1)	The percentages in the table have been calculated based on 35,191,890 shares of our common stock outstanding on the Record Date. To calculate a stockholder’s percentage of beneficial ownership, we include in the numerator and denominator the common stock outstanding and all shares of our common stock issuable to that person in the event of the exercise of outstanding options and other derivative securities owned by that person which are exercisable within 60 days of the Record Date. Common stock options and derivative securities held by other stockholders are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership among our stockholders may differ. Unless we have indicated otherwise, each person named in the table has sole voting power and sole investment power for the shares listed opposite such person’s name.

(2)	Mr. Lai and Ms. Yu are husband and wife, and together they beneficially own 33,410,142 shares of the Company’s common stock, representing 94.80% of the voting power of the Company’s outstanding common stock. Each of Mr. Lai and Ms. Yu individually holds (i) 16,680,071 shares of common stock, and (ii) the right to acquire 25,000 shares of common stock within 60 days of the Record Date upon exercise of a vested stock option. Therefore, each of Mr. Lai and Ms. Yu beneficially holds 33,410,142 shares of the Company’s common stock, as each of them is deemed to indirectly beneficially own the other’s 16,680,071 shares of common stock, and the other’s right to acquire 25,000 shares of common stock upon exercise of a vested stock option.

OTHER MATTERS

Management does not know of any other business that may be considered at the Annual Meeting. However, if any matters other than those referred to above should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment. Stockholders are urged to vote on the matters to be considered in advance of the Annual Meeting. You may vote your proxy by telephone or via the Internet or by completing and returning the enclosed proxy card.

The Company will bear the costs of its solicitation of proxies. In addition to the use of the mail, proxies may be solicited by electronic mail, personal interview, telephone, telegram and telefax by the directors, officers and employees of the Company. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

ANNUAL REPORT

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including the financial statements filed as part of the Annual Report (the “2025 Form 10-K”), accompanies this Proxy Statement. We will provide stockholders with additional copies of the 2025 Form 10-K, without charge, upon written request to Hour Loop, Inc., Attention: Corporate Secretary, 8201 164th Ave. NE #200, Redmond, WA 98052-7615. The 2025 Form 10-K and the exhibits thereto also are available, free of charge, from our website (https://ir.hourloop.com/financial-information/sec-filings) and from the SEC’s website (http://www.sec.gov).

31

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with accountholders who are stockholders will be householding our proxy materials. As indicated in the notice previously provided by these brokers to stockholders, a single proxy statement and annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker or us that they will be householding communications to your address, householding will continue until you are notified otherwise.

Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request householding of their communications should contact their broker or, if a stockholder is a direct holder of shares of our common stock, they should submit a written request to our transfer agent, Nevada Agency and Transfer Company, 50 West Liberty Street, Suite 880, Reno, Nevada 89501.

To delist yourself from householding in the future you may write us at Hour Loop, Inc., Attention: Corporate Secretary, 8201 164th Ave. NE #200, Redmond, WA 98052-7615, or call (206) 385-0488, ext. 100. Upon written or oral request directed to the Company at the address or phone number listed above, we will deliver promptly a separate copy of the proxy materials.

STOCKHOLDER PROPOSALS FOR 2027 ANNUAL MEETING OF STOCKHOLDERS

Stockholder proposals submitted for inclusion in the proxy statement and form of proxy for the 2027 Annual Meeting of Stockholders must be received at the corporate offices of the Company, addressed to the attention of Corporate Secretary, Hour Loop, Inc., 8201 164th Ave. NE #200, Redmond, WA 98052-7615, no later than February 22, 2027. The proposals must comply with the rules of the SEC relating to stockholder proposals.

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be delivered to the Company’s Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 90 days, from such anniversary date, or if no annual meeting was held in the preceding year, notice by a stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which the public announcement of the date of such meeting is first made by the Company. Our bylaws also specify certain requirements as to the form and content of a stockholder’s notice for an annual meeting. A copy of the full text of these bylaw provisions may be obtained by writing to our Secretary at the address indicated above.

By Order of the Board of Directors,

/s/ Sam Lai
Chairman of the Board, Chief Executive Officer and Interim Chief Financial Officer

June 22, 2026

32

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

1 1

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 08/02/2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/HOUR2026
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 08/02/2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1a. Sam Lai	☐	☐	☐
1b. Sau Kuen (Maggie) Yu	☐	☐	☐
1c. Hillary (Hui-Chong) Bui	☐	☐	☐
1d. Minghui (Alan) Gao	☐	☐	☐
1e. Michael Lenner	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	JOB #	Signature (Joint Owners)	Date

SHARES
CUSIP #
SEQUENCE #

02 0000000000

0000710448_1 R2.09.05.010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Form 10-K and Notice and Proxy Statement are available at www.proxyvote.com

HOUR LOOP, INC.
Annual Meeting of Shareholders
August 3, 2026, 12:00 PM ET
This proxy is solicited by the Board of Directors.

The shareholder(s) hereby appoint(s) Sam Lai and Sau Kuen (Maggie) Yu, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of HOUR LOOP, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/HOUR2026 at 12:00 PM ET on August 3, 2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side.

0000710448_2 R2.09.05.010